EXHIBIT 10.1
                                 AGREEMENT
                                 ---------

     THIS AGREEMENT (the "Agreement") made and entered into as of the 15th day of July, 1998, by and between COLLEGE TELEVISION NETWORK, INC., a Delaware corporation ("User"); and CRAWFORD COMMUNICATIONS, INC., a Georgia corporation ("CCI").


                              W I T N E S S E T H


     WHEREAS, User requires services in connection with the playback and transmission of three (3) channels of programming produced and distributed by User as the television service currently known as COLLEGE TELEVISION NETWORK (the "Channels"); and

     WHEREAS, CCI has the facilities and expertise necessary to provide the playback and transmission services required by User;

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual covenants and conditions herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:


  1. PROVISION BY USER OF PROGRAM MATERIAL AND LOGS.  At no expense to CCI, User
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     shall deliver to CCI at 535 Plasamour Drive, Atlanta, Georgia, 30324 (the
     "CCI Facility") tapes in Digi Beta format of the programs, infomercials, promotional spots, commercials, network identifications, sponsor billboards, the Cable News Network fiber feed (discussed in PARAGRAPH 2(A)(15) below), and any other materials that comprise the User program service ("Program Material") for which it desires CCI to provide Services (as defined in PARAGRAPH 2 below) and program logs that identify specific components of the Program Material, their duration, and the schedule for transmitting such components ("Program Logs"), User shall make all reasonable efforts to provide Program Material and Program Logs no later than twenty-four (24) hours before such Program Material is to be uplinked or, in the case of the CNN fiber feed, no later than four (4) hours before same is to be uplinked. User may in exigent circumstances require changes in such Program Material and Program Logs up to fifteen (15) minutes before it is to be uplinked, provided that the Program Material involved is present in User's database of Program Material at CCI. CCI and User shall each provide a dedicated project manager who will be responsible for operational issues relating to the performance of the Services (as hereinafter defined) hereunder. Each party shall have the right to replace its project manager upon fifteen (15) days prior notice to the other party. The initial project manager appointed by CCI shall be Tom Wheeler and the initial project manager appointed by User shall be Jim Nieves.

  2. PROVISION OF SERVICES BY CCI.  Subject to the terms and conditions herein
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     contained, CCI shall provide to User Origination Services, Uplink Services,
     Monitoring and Restoral Services and Downlink Services (all of which are defined below and shall be referred to in the aggregate as the "Services") twenty-four (24) hours per day, seven (7) days per week (the "Operating Period") during the Term (as hereinafter defined).



     (a) "Origination Service" shall consist of: 1) commissioning of affiliate locations; 2) inserting bar codes and such other material as is necessary to permit such Program Materials and Program Logs to be used with User's automation system (the "Automation System"); 3) revising the Program Logs as necessary in accordance with User's instructions (the "Revised Logs"); 4) organizing and integrating the components of the reviewed and corrected Program Material in accordance with the scheduling instructions provided in the Revised Logs (the "Program Feed"); 5) loading the Automation System in accordance with the Revised Logs; 6) transmitting the Program Feed using the Automation System to the GE3 Spacecraft, transponder K/20 or such other satellite or transponder as User shall designate in accordance with PARAGRAPHS 2(B)(II) and (III) below, it being the parties' intent that a "soft" launch occur on or about August 1, 1998, and that the "hard" launch occur on August 17, 1998; 7) providing the full range of technical operations and support services required for origination of the Program Feed to the extent required for the timely and proper performance of the foregoing items in accordance with this Agreement; 8) providing library for CTN inventory of up to One Thousand (1,000) tapes and maintaining CTN library at the CCI Facility; 9) providing a dedicated operator to supervise the provision of Services, during the school year (August 7 through May 7) on a seven (7) day a week basis, eight (8) hours a day, and during Summer break (May 8 through August 6) on a two
         (2) day a week, eight (8) hour a day basis; 10) providing site authorization of IRDs and group scheduling of local program distribution and conditional access operations; 11) maintaining the affiliate data base with such information as User may from time to time reasonably request; 12) providing periodic monitoring to ensure proper functioning of the CTN Web Site ; 13) providing periodic system monitoring and operation of the Kencast satellite file transport system and operation of conditional access features of Kencast system; 14) coordinating and performing the verification of new affiliate installations pursuant to the terms of a further agreement to be entered into between CCI and User with respect to such new installations; 15) receiving daily fiber feeds from the Cable News Network at Techwood Technical Center which shall be incorporated into the Program Feed as specified in the Revised Logs; and 16) bimonthly assessment of User equipment to determine if origination network systems continue to meet published technical specifications and notification to User of any discrepancies.

     (b) (i) "Uplink Service" shall commence on June 8, 1998 and shall consist of transmitting the Program Feed to the GE3 Spacecraft, transponder K/22 (until August 1, 1998), and thereafter to transponder K/20 or such other satellite and transponder as User shall designate in accordance with PARAGRAPHS 2(B)(II) OR (III) below.


         (ii) In the event User transfers its service to another satellite or transponder in the United States domestic arc due to satellite or transponder failure, User shall provide CCI with notice as promptly as possible of the time and date on which User will begin to use such different satellite and transponder (and the transponder and satellite that User will be using). CCI shall begin uplinking to such new transponder and satellite as quickly as it is able, using its best efforts to do so, but in no event later than one (1) hour in the case of a transponder change and twenty-four (24) hours after receiving such notice in the case of a satellite change. To assist User in a smooth transition, CCI shall provide simultaneous Uplink Service (to commence on the date User has specified) to both the satellite and transponder User has been using and such other satellite and transponder as User shall have designated. User shall be responsible for any costs incurred in obtaining service on any satellite transponder, including, without limitation, a second transponder during a period of simultaneous Uplink Service, and shall pay CCI an amount equal to Four Hundred and No/100 Dollars ($400.00) per twenty-four (24) hours for the Uplink Services undertaken in connection with such simultaneous service. User agrees that any simultaneous uplinking to a second transponder must originate to the same frequency band (i.e., KU-Band).

         (iii) In the event User transfers its service to another satellite or transponder in the United States domestic arc for reasons other than satellite or transponder failure, User shall provide CCI with thirty (30) days' prior written notice of the date on which such service shall commence and of the satellite and transponder that User will be using, but CCI shall make reasonable efforts to accommodate User requests for transfers on shorter notice. To assist User in a smooth transition, CCI shall provide simultaneous Uplink Service (to commence on the date User has specified) to both the satellite and transponder User has been using and such other satellite and transponder as User shall have designated. User shall be responsible for any costs incurred in obtaining service on any satellite transponder, including, without limitation, a second transponder during a period of simultaneous Uplink Service, and shall pay CCI an amount equal to Four Hundred and No/100 Dollars ($400.00) per twenty-four (24) hours for the Uplink Services undertaken in connection with such simultaneous service. User agrees that any simultaneous uplinking to a second transponder must originate to the same frequency band (i.e., KU-Band).

         (iv) User shall provide, at its sole cost and expense, all required space segments on the GE3 Spacecraft, or such other satellite or transponder selected pursuant to PARAGRAPH 2(B)(II) OR (III) hereof.


  (c) "Monitoring and Restoral Service" shall consist of: 1) visually monitoring the Program Feed transmissions being generated at the CCI Facility; and 2) compiling reports of any transmission, tape, playback, equipment, and operator failures and errors, the time of such error, the sources, if known, of such error, and the corrective action taken by CCI (the "Discrepancy Reports"). CCI shall deliver the Discrepancy Reports daily, by facsimile or e-mail, to User's designated representative for the previous day to demonstrate performance and compliance with the standards and terms set forth in this Agreement.

  (d) "Downlink Service" shall commence on June 8, 1998 and shall consist of 1) CCI receiving the Program Feed via a 1.0m TVRO (to be provided by User) for visually monitoring said Program Feed; and 2) , CCI transmitting such received Program Feed into User's Broadcast Suite (as hereafter defined) at the CCI Facility.

  3. Broadcast Suite; Relocation.

     (a) In addition to the services provided in PARAGRAPH 2 above, CCI shall provide to User, as part of the Services, throughout the Term, secure space at the CCI Facility more particularly located on the Floor Plan attached hereto as EXHIBIT "A" and by this reference made an integral part hereof (the "Broadcast Suite"). Located within the Broadcast Suite shall be the Automation Equipment and computer equipment required to perform portions of the Origination Service. CCI shall make the Broadcast Suite available to User or its representative or agents with twenty-four (24) hours advance notice for its use commencing on June 15, 1998. Within the CCI teleport, CCI shall provide rack space for User's equipment, consisting of one (1) DIGI Cypher II Encode System (three (3) Channel MCPC), three (3) DSR 4200V IRDs, alarm system, three
         (3) by monitors for User's outbound signals prior to DC II Encode System, three (3) by monitors for User's return signals after DSR 4200V IRDs, and coordination communications. CCI shall install cabling between the CCI teleport and the Broadcast Suite sufficient for six (6) channels of CCIR 601 video, stereo, audio and RS 232 data at 9,600 baud to the DC II Encode equipment for network origination, three (3) channels of analog RS 250B video, stereo, audio and RS 232 data at 9,600 baud for network return, alarms, and coordination communications. Without limiting the generality of the foregoing, CCI shall provide four (4) 1FB phone lines in the Broadcast Suite and connection to the Internet for the User's web server through CCI's Internet Service Provider Gateway in the CCI teleport.

     (b) CCI shall have the right to relocate User's Broadcast Suite to other locations within the CCI Facility which shall be the same size or larger than the initial Broadcast Suite. In such event, CCI shall be responsible for all costs and expenses related to such relocation and shall provide User thirty (30) days prior written notice of CCI's intention to so relocate the Broadcast Suite. Any such relocation of the Broadcast Suite shall be performed without interruptions to User's network or the performance of the Services hereunder.

     (c) To the extent that CCI, during the Term, relocates the CCI Facility to another location, it shall give User not less than thirty (30) days prior written notice of its intention to so relocate and the address of the new facility. CCI shall provide User with a comparable Broadcast Suite in the new facility, of at least the same size as the initial Broadcast Suite. In that event, CCI shall, at its sole cost and expense, remove the Automation Equipment, computer equipment, the User Purchased Equipment and all other equipment or materials utilized to provide Services hereunder and shall relocate and reinstall same at the new CCI facility, with no interruption to User's network or the performance of Services hereunder.

  4. EQUIPMENT.  The User agrees to purchase, at User's sole cost and expense,
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     each of the items of equipment specifically set forth on EXHIBIT "B"
     attached hereto and by this reference made an integral part hereof (the "User Purchased Equipment"). All equipment owned by the User to provide Origination Services shall be supported by an

     Uninterrupted Power Supply ("UPS"), and shall be supported with seamless, automatic transfer to an on-site backup diesel generator. The 4.5 Mtr antenna, with redundant (1:1) 300 watt (minimum) KU Band shall uplink to a minimum of 10 MHz of space segment capacity on Transponder 20 on the GE3 Satellite located at 87 degrees west, with the ability to utilize up to one
     (1) full transponder space capable of uplink power control. The CCI Facility shall have not less than sixty (60) amps of power supply and shall be grounded. CCI shall perform regularly scheduled monitoring, testing, repair, preventative maintenance, maintenance and quality control evaluations of all equipment used in the performance of CCI's duties hereunder.

  5. TERM.  Unless sooner terminated pursuant to the terms hereof, the term of
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     this Agreement shall commence as of the date hereof and continue through
     July 15, 2003  the "Term").

  6. FEES.  In consideration of CCI's performance of the Services, User shall
     ----
     pay to CCI fees (the "Monthly Fee") as follows:


     (a) Simultaneous with the execution hereof, User agrees to pay CCI for test period services a fee equal to Sixteen Thousand Eight Hundred and No/100 Dollars ($16,800.00) for the period June 3, 1998 through July 14, 1998. This fee shall constitute payment in full for all test period services rendered by CCI during such time period.

     (b) User agrees to pay CCI for the Services a Monthly Fee equal to Twenty-Two Thousand and No/100 Dollars ($22,000.00) commencing on July 15, 1998. The Monthly Fee shall constitute payment in full for all Services provided by CCI hereunder. CCI shall invoice User on the fifteenth (15th) day of each month in advance, for the Services to be
         provided.   Payment of each invoice is due within fifteen (15) days of receipt of CCI's invoice by User.

     (c) User has informed CCI that it may request, from time to time, that CCI provide User with additional services including, without limitation, Graphic Services, Audio Services, Editorial Services and Duplication Services. CCI shall invoice User, in addition to the Monthly Fees, for the amount of such services requested by User and provided by CCI at the rates for such services set forth on the CCI Standard Rate Card in effect from time to time, less ten percent (10%). CCI shall deliver invoices to User for such services on a monthly basis and each invoice shall be payable no later than fifteen (15) days after receipt by User.

     (d) Any amounts due to CCI that are not paid by User within fifteen (15) days of the date an invoice is received by User shall accrue interest from the due date at the rate of one and one-half percent (1 1/2%) per month or at the highest lawful rate from the date such amounts were first due until they are paid, whichever is the lesser of these two rates.

     (e) Notwithstanding the foregoing, interest shall not accrue, CCI may not suspend providing the Services and it shall not be a default hereunder if User has not paid the invoice when due based upon a legitimate, good faith dispute between the parties relating to the amount of the invoice, the services or goods provided thereto or the lack of sufficient documentation, and User has notified CCI in writing as to its claim and specified the nature of the dispute, and the parties shall at all times thereafter diligently and in good faith attempt to resolve such dispute with CCI.

     (f) Simultaneously with the execution hereof, User shall tender to CCI an amount equal to Forty-Four Thousand and No/100 Dollars ($44,000.00), representing the Monthly Fees for Services commencing on July 15, 1998 and June 15, 2003.

  7. USER'S DEFAULT.  User shall be deemed to have committed a default of this
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     Agreement upon the occurrence of any of the following events (a "User Event of Default"):

     (a) User's failure to timely pay any sums required to be paid pursuant to PARAGRAPH 6 hereof, which failure shall not have been cured within ten
         (10) days of User's receipt of written notice thereof from CCI.

     (b) User's failure to comply with any term, provision or condition of this Agreement other than as provided in PARAGRAPH 7(A) above, which failure shall not have been cured by User within thirty (30) days of User's receipt of written notice thereof from CCI alleging such a default; or

     (c) User's filing a petition for bankruptcy, in any federal or state proceeding, or having an involuntary petition filed against it in any federal bankruptcy proceeding which petition shall not have been dismissed within sixty (60) days of the filing thereof, or User becoming insolvent or consenting to the appointment of a trustee or receiver or either or both is appointed for User; or

     (d) The occurrence of a CTN Event of Default under the terms of that certain Installation Agreement (Phase I) or that certain Installation Agreement (Phase II) between CCI and User, dated March 13, 1998 and July ___, 1998, respectively, which by this reference are hereby made integral parts hereof.

Upon the occurrence of a User Event of Default, CCI shall be entitled to, after any applicable grace period (i) terminate this Agreement without any further obligation whatsoever; (ii) declare all remaining Monthly Fees due hereunder to be immediately due and payable; (iii) cease providing Services until such User Event of Default shall have been cured; and (iv) exercise any other remedies available to it under this Agreement or under applicable law. All remedies hereunder shall be cumulative.

  8. CCI'S DEFAULT.  CCI shall be deemed to have committed a default of this
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     Agreement upon the occurrence of any of the following events (a "CCI Event of Default"):

     (a) CCI's failure to comply in any material respect with any term, provision or condition of this Agreement, which failure shall not have been cured by CCI within thirty (30) days of CCI's receipt of written notice thereof from User alleging such a default; or

     (b) CCI's filing a petition for bankruptcy, in any federal or state proceeding, or having an involuntary petition filed against it in any federal bankruptcy proceeding which petition shall not have been dismissed within sixty (60) days of the filing thereof, or CCI becoming insolvent or consenting to the appointment of a trustee or receiver, or either or both is appointed for CCI; or

     (c) Any interruption or any series of interruptions caused by CCI operator error, power outage or malfunction of RF equipment aggregating at least fifty-three (53) minutes during any consecutive twelve (12) month period occurs in the Program Feed; provided, however, that User shall be entitled to a credit against the Monthly Fees in the amount of Two and 50/100 Dollars ($2.50) for every five (5) minute period in which the Services are completely or partially interrupted; or

     (d) The occurrence of a CCI Event of Default under the terms of that certain Installation Agreement (Phase I) or that certain Installation Agreement (Phase II) between CCI and User, dated March 13, 1998 and July ___, 1998, respectively, which by this reference are hereby made integral parts hereof.

Upon the occurrence of a CCI Event of Default, User shall be entitled to (i) terminate this Agreement; and (ii) exercise any other remedies available to it under this Agreement or under applicable law. All remedies hereunder shall be cumulative.

   9. (Intentionally Omitted).

  10. OWNERSHIP OF PROGRAM MATERIAL.  As between User and CCI, User shall
      -----------------------------
      have and retain all right, title and interest in and exclusive control of the Program Material (and all audio and video artwork, performing and broadcast rights therein) provided to CCI for transmission and any copy of the audio and video elements of the Program Material. CCI shall not transmit, distribute, sell or otherwise use the Program Material or copies thereof, or the audio or video elements thereof, except as expressly authorized by User pursuant to this Agreement. CCI hereby warrants that it shall use best efforts to ensure that no other person or entity will use the Program Material provided by User or copies thereof for any purpose other than transmission pursuant to this Agreement.

  11. REPRESENTATIONS AND WARRANTIES.
      ------------------------------

      (a) User represents and warrants to, and covenants and agrees with, CCI that during the Term:

          (i) The Program Material shall not include MPAA "X-rated" films or any material which is to User's knowledge defamatory or contrary to law;

          (ii) No claim or litigation is pending or threatened with respect to the Program Material or any element thereof;

          (iii) User or third parties have paid (or will pay when due) all residuals, reuse or other fees or compensation of any kind, however denominated, which are due or may become due in respect of the Program Material or any element thereof;

          (iv) User shall comply with the rules, regulations, guidelines and primers relating to the content of the Program Material of the FCC and the Federal Trade Commission and state, federal and local governmental agencies with jurisdiction over the content of the Program Material;

          (v) User has the right and authority to enter into this Agreement and to perform fully its obligation hereunder; and

          (vi) As of the date of this Agreement: 1) User has not sought and has no intention voluntarily to seek the protection of the bankruptcy laws; 2) User has no present reason to believe that any creditor or creditors of User have caused or presently intend to cause User to become the subject of any proceeding under the bankruptcy laws, and 3) User has no knowledge of any state of facts that, if known to creditors of User, (A) would cause User voluntarily to seek the protection of the bankruptcy laws; or (B) might reasonably cause such creditor or creditor of User to cause User to become the subject of any proceeding under the bankruptcy laws.

      (b) CCI represents and warrants to, and covenants and agrees with, User that during the Term:

          (i) CCI has and will maintain during the term of this Agreement all rights, power, licenses, permits and authorizations (including, but not limited to, those issued under the authority of federal, state and local governments and governmental agencies) necessary to enter into and perform the obligations of CCI under this Agreement;

          (ii) CCI shall comply with the rules and regulations, guidelines and primers of the FCC, and the requirements of state, federal and local governmental agencies with jurisdiction over the transmission and broadcast of the Program Material and the performance of CCI's obligations under this Agreement;

          (iii) CCI has the right and authority to enter into this Agreement and to perform fully its obligations hereunder;

          (iv) As of the date of this Agreement: 1) CCI has not sought and has no intention voluntarily to seek the protection of the bankruptcy laws; 2) CCI has no present reason to believe that any creditor or creditors of CCI have caused or presently intend to cause CCI to become the subject of any proceeding under the bankruptcy laws; and 3) CCI has no knowledge of any state of facts that, if known to creditors of CCI, (A) would cause CCI voluntarily to seek the protection of the bankruptcy laws; or
                (B) might reasonably cause such creditor or creditor of CCI to cause CCI to become the subject of any proceeding under the bankruptcy laws;

          (v) CCI shall use best efforts to coordinate its provision of Uplink Services and operate in accordance with the requirements imposed upon User in its sublease of transponder space from the Public Broadcasting System (the "PBS Agreement") and in accordance with the terms and conditions imposed by GE Americom. CCI has reviewed the User Guide attached to the PBS Agreement and has the facilities and expertise necessary to comply with the requirements of such PBS Agreement;

          (vi) CCI hereby warrants that the Services shall be free from defects and performed in a workmanlike manner throughout the Term; and

          (vii) The advent of the year 2000 shall not cause the Services to be provided in a manner significantly different than immediately prior to January 1, 2000 at 12:01 a.m. and all Services hereunder shall be uninterrupted.

  12. LOSS OF TRANSPONDER SERVICE.  In the event of a loss or preemption of
      ---------------------------
      User's transponder use rights and services or in the event of a loss of User's transponder use for reasons of Force Majeure, as described in PARAGRAPH 13 of this Agreement, User shall apply its reasonable efforts to obtain rights to take service on another transponder within a reasonable period of time, and the Monthly Fee shall be prorated to the date of satellite or transponder loss . CCI acknowledges that User has a Restoral Plan with the Public Broadcasting System and GE Americom . In the event that the Restoral Plan is implemented, CCI shall, if requested by User, cause User's remote antennas to be repeaked in accordance with Restoral Plans , for such additional fee as CCI shall reasonably charge at the time of repeaking.

  13. FORCE MAJEURE. Neither User nor CCI shall be liable for any failure of
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      performance hereunder due to causes beyond its control, including , but not limited to, acts of God (including, without limitation, weather, fire, flood, or other catastrophes); transportation delays; supplier delays; change in the substance or application of any law, order or regulation of any local, state or federal government having jurisdiction over CCI or
      User or any instrumentality of any one or more of said governments; insurrections, riots, wars, strikes, lockouts, and work stoppages. In the event that a force majeure event occurs to either party, it shall be the obligation of such party to immediately thereafter notify the other party thereof and state the ramifications of such force majeure event and what alternate arrangements such party intends to take as a result of such force majeure event.  The party claiming a force majeure event shall at all times have the obligation to act promptly and reasonably to make alternate arrangements so as to carry out the intent of this Agreement; provided, however, that to the extent that such alternate arrangements
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      would increase the cost of such party hereunder, it shall not be obligated to make such alternate arrangements unless the other party shall agree to pay any increased cost occasioned thereby. Either party shall have the right to terminate this Agreement in the event that a Force Majeure event affecting the other party continues for a period in excess of thirty (30) consecutive days.

  14. INDEMNIFICATION.
      ----------------

      (a) User shall indemnify and hold harmless CCI from and against all losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees and disbursements, incurred by CCI and arising out of or in connection with: 1) any claims, actions, or proceedings arising out of the content of the Program Material provided by User for transmission by CCI, including, without limitation, if such Program Material is determined to be obscene; 2) any claims, actions, or proceedings arising out of any act or omission of User relating to the use of the CCI Facility; 3) any claims, actions or proceedings arising out of User's failure to have obtained all rights in the Program Materials and in all literary, dramatic and musical material included therein necessary for the transmission of the Program Materials; and
          4) any breach or alleged breach of any representation, warranty, covenant or agreement made herein by User.

      (b) CCI shall indemnify and hold harmless User from and against all claims, losses, liabilities, costs and expenses, including reasonable attorneys' fees and disbursements, incurred by User and arising out of or in connection with: (1) any breach or alleged breach of any representation, warranty, covenant or agreement made herein by CCI; and (2) CCI's failure to comply with the PBS Agreement, including, but not limited to, SECTION 8.7 thereof as in effect as of the date hereof.

      (c) In no event shall either party be liable to the other for incidental or consequential damages or loss of anticipated profits.

      (d) In the event that any person or entity shall make any claim or institute any suit or proceeding against a party to which this indemnity would apply, such party shall promptly notify the indemnifying party in writing, and the indemnifying party shall promptly assume, at its own cost and expense, the defense thereof; provided, however, that indemnitee's failure to provide such notice
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          shall not affect this indemnity unless indemnitor has been materially prejudiced by indemnitee's delay in providing such notice. If the indemnitor has been so notified and is not diligently, continuously, and satisfactorily pursuing such matter, the indemnitee may take such action on behalf of itself and may, at its election, offset any costs incurred as a result against any payments due hereunder or forward a bill for such amount to the indemnitor, which shall be promptly reimbursed.

  15. ASSIGNMENT OF AGREEMENT.  Neither party shall have the right to assign any
      -----------------------
      of its rights, duties, or obligations under this Agreement without the prior written consent of the other party, which may not be unreasonably withheld or delayed. Notwithstanding the foregoing, if User shall, during the Term, sell all or substantially all of its assets, or merge or consolidate with any other entity, then it shall have the right to assign its rights hereunder and its successor shall be deemed to have automatically assumed all of User's rights, duties and obligations hereunder without the necessity of executing any further documentation, provided that User shall nevertheless remain liable for the performance of its obligations under the Agreement.

  16. MODIFICATIONS.  This Agreement shall not be modified, except by written
      -------------
      instrument duly executed by the authorized representatives of CCI and User.

  17. WAIVER.  The failure of either CCI or User to object to or take action
      ------
      with respect to any conduct of the other, which is in violation of the terms of this Agreement, shall not be construed as a waiver of such violation or breach, or of any prior or subsequent breach, violation or wrongful conduct.

  18. HEADINGS.  The headings in this Agreement are solely for convenience and
      --------
      ease of reference and shall have no effect in interpreting the meaning of any provision of this Agreement.

  19. CHOICE OF LAW.  This Agreement shall be construed in accordance with the
      -------------
      laws of the State of Georgia.

  20. BINDING EFFECT.  This Agreement and its rights, privileges, duties and
      --------------
      obligations shall inure to the benefit of and be binding upon each of the parties hereto, together with their respective successors and permitted assigns.

  21. NOTICES.  Any notice required or permitted to be given under this
      -------
      Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this PARAGRAPH 21). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended, at its address set forth below:


      If to User:      College Television Network, Inc.
                       5784 Lake Forrest Drive, Suite 295
                       Atlanta, Georgia 30328
                       Attn: Pat Doran, C.F.O.
                       Telecopy: (404) 257-9517

      with a copy to:  Neil Dickson, Esq.
                       Morris, Manning & Martin, L.L.P.
                       Suite 1600/East Tower
                       Atlanta Financial Center
                       3343 Peachtree Road, N.E.
                       Atlanta, Georgia 30326
                       Telecopy: (404) 365-9532

      If to CCI:       Crawford Communications, Inc.
                       535 Plasamour Drive
                       Atlanta, Georgia 30324
                       Attn:  James L. Schuster, Vice President
                       Telecopy: (404) 873-0292

      with a copy to:  Wagner, Johnston & Rosenthal, P.C.
                       3340 Peachtree Street, N.E.
                       Suite 1200/Tower Place
                       Atlanta, Georgia 30326
                       Attn:  Craig A. Wagner, Esq.
                       Telecopy: (404) 261-6779

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first business day after deposit with an overnight air courier service, or on the third business day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when received. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours. Either party may designate a change of address by written notice to the other by giving prior written notice of such change of address.

  22. INSURANCE.  The parties to this Agreement shall, at each party's sole
      ---------
      expense, procure and maintain in effect the insurance policies and coverages stated in EXHIBIT "C" and shall provide a certificate evidencing
                          -----------
      such insurance to the other party, which certificate shall state that the coverages noted thereon shall not be canceled, allowed to expire, terminated, abridged or otherwise reduced in coverage without thirty (30) days prior notice to the recipient of the certificate. All such insurance shall be issued by companies lawfully authorized to issue such insurance in the State of Georgia and shall be issued by insurance companies having a "general policy holders rating" of no less than B+ and a "financial rating" of X or better in the latest edition of "Best's Insurance Guide". Each party shall, to the extent commercially reasonable to do so, cause the insurer to waive any right of subrogation it may have against the other party.

  23. COUNTERPARTS.  This Agreement may be executed in counterparts, which shall
      ------------
      together constitute one and the same agreement.

  24. ENTIRE AGREEMENT.  This Agreement represents the full and complete
      ----------------
      agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior written or oral agreements between said parties with respect to said subject matter.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       USER:

                                       COLLEGE TELEVISION NETWORK, INC.


                                       By:  /s/ Patrick Doran
                                            -----------------
                                       Its: CFO


                                       CCI:

                                       CRAWFORD COMMUNICATIONS, INC.


                                       By:  /s/ James Lee Shuster
                                            ---------------------
                                       Its: Vice President